Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2011 Incentive Compensation Plan of Caesarstone Sdot-Yam Ltd. of our report dated February 16, 2012, except for note 21(a), as to which the date is February 27, 2012, which appears in the Registration Statement on Form F-1 (File No. 333-179556) and related Prospectus of Caesarstone Sdot-Yam Ltd.

/s/ Kost Forer Gabbay & Kasierer
By: Kost Forer Gabbay & Kasierer

A Member of Ernst & Young Global

Haifa, Israel

March 21, 2012